Exhibit 10.1

TERMINATION AGREEMENT

Between

PSYENCE BIOMEDICAL LTD., a corporation existing under the laws of Ontario, Canada (the "Company");

PSYENCE BIOMED II CORP., a corporation existing under the laws of Ontario, Canada ("Biomed II");

HARRADEN CIRCLE INVESTORS, LP, a fund, account, and/other investment vehicle managed by Harraden Circle Investments, LLC ("HCI");

HARRADEN CIRCLE SPECIAL OPPORTUNITIES, LP, a fund, account, and/other investment vehicle managed by Harraden Circle Investments, LLC ("HCSO", and together with HCI the "Holders");

and

Newcourt SPAC Sponsor LLC ("Sponsor")

(collectively, the "Parties")

1	RECITALS

1.1	On January 15, 2024, the Company and Biomed II entered into (i) the Securities Purchase Agreement (as subsequently amended pursuant to that certain First Addendum, by and among the Parties, the "Harraden SPA") with the Holders and the Sponsor, relating to up to four senior secured convertible notes (each a "Note" and collectively the "Notes") obligations under which are guaranteed by certain assets of the Company and Biomed II, issuable to the Holders for the aggregate principal amount of up to $12,500,000 in exchange for up to $10,000,000 in subscription amounts, (ii) the Lock-Up Agreement ("Lock-Up Agreement") with Psyence Group Inc. ("PSYG") restricting certain transactions by PSYG; (iii) the General Security Agreement, dated January 25, 2024 (the "Security Agreement"); and (iv) the Registration Rights Agreement, dated January 25, 2024 (the "RRA" and, collectively with the Harraden SPA, the Lock-Up Agreement, the Security Agreement and the Notes, the "Transaction Documents").

1.2	The two first tranche notes, for an aggregate of $3,125,000, were delivered by the Company to the Holders on January 25, 2024, in exchange for an aggregate of $2,500,000 in financing ("First Tranche Notes"). On May 31, 2024, the Notes (the "May Second Tranche Notes") for the initial portion of the second tranche of the financing (the "Second Tranche"), for a total of $312,500 of principal in exchange for a total of $250,000 in subscription amounts, were issued to the Holders. On June 14, 2024, the Company issued two additional Notes (the "June Second Tranche Notes") for an additional portion of the Second Tranche, for an aggregate total of $312,500 principal in exchange for $250,000 provided by the Holders. In July 2024, the Company issued two additional Notes (the "July Second Tranche Notes") for an additional portion of the Second Tranche, for an aggregate total of $625,000 principal in exchange for $500,000 provided by the Holders. The May, June and July Second Tranche Notes shall be collectively referred to as the "Second Tranche Notes".

1.3	In addition to the terms defined elsewhere in this Termination Agreement (this "Termination Agreement") capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Harraden SPA and the Notes (as the case may be) or in the annexes attached thereto.

1.4	The Parties wish to terminate all obligations under the Transaction Documents.

1.5	The Parties wish to record these additional obligations and amendments in writing.

2	EFFECTIVE DATE AND CONDITIONS PRECEDENT

2.1	This Termination Agreement shall be effective upon on the date that all of the conditions specified in clause 2.2 are satisfied (the "Effective Date"), subject to the fulfilment or waiver (as the case may be) of the suspensive conditions ("Conditions Precedent") contained in clause 2.2.

2.2	This Termination Agreement shall become effective upon the following:

2.2.1	by not later than 17h00 on November 30, 2024, the board of directors of PBM approves and ratifies the entering into of this Termination Agreement and all other agreements and transactions contemplated therein;

2.2.2	the Holder Warrants (as defined below) being issued no later than November 30, 2024;

2.2.3	the Holder Shares (as defined below) being issued without restrictive legend, no later than November 30, 2024;

2.2.4	The Holders having taken all steps necessary to terminate the Transaction Documents and full and final release all Security Interests;

2.2.5	The Company issuing an irrevocable instruction to the Company’s transfer agent authorizing the transfer agent to issue the Holder Warrant Shares to the Holder upon exercise of the Holder Warrants, and counsel to the Company delivering an opinion to the Company’s transfer agent authorizing the issuance of the Holder Warrant Shares to the Holder, each in a form reasonably satisfactory to the Holder.

2.3	In the event that the provisions of clause 2.2 are not satisfied, this Termination Agreement shall be void and of no further force or effect and any securities issued pursuant to the terms herein shall be cancelled, returned or otherwise rescinded.

The Company agrees to by 9:00 a.m., New York City time, on the second (2nd) business day immediately following the Effective Date, to file a form 6-k (Disclosure Document) disclosing the Termination Agreement, the then current Common Shares outstanding and any other material, nonpublic information that the Company or their respective representatives have provided to the Holders at any time prior to the filing of the Disclosure Document.

2.4	Unless all the Conditions Precedent have been fulfilled or waived by not later than the relevant dates for fulfilment thereof set out in clause 2.2 (or such later date or dates as may be agreed in writing between the Parties) the provisions of this Termination Agreement, save for clauses 1, 2, 6 and 7, which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be and neither of the Parties will have any claim against the other in terms hereof or arising from the failure of the Conditions Precedent.

3	TERMINATION OF THE NOTES AND THE HARRADEN SPA

3.1	Full and Final Settlement and Termination. Except for the RRA, which will continue in full force and effect as it relates to the Holder Shares and Holder Warrant Shares and except as otherwise specified in Section 3.2.3 below, upon full and complete performance of all obligations of the Company as outlined in this Termination Agreement, all obligations, covenants, and liabilities of each Party under the Transaction Documents shall be fully and finally terminated, discharged, and deemed satisfied. This includes, without limitation, the termination of any rights, duties, and enforcement options available to any Party under each of the Transaction Documents other than the RRA, including, but not limited to, the full and final release of all Security Interests (as defined in the Security Agreement) by the Holders pursuant to the Security Agreement, the extinguishment of all legal and financial obligations, claims and responsibilities under the Notes. For the avoidance of doubt, except for the RRA, which will continue in full force and effect, following full performance, no further obligations or rights shall survive with respect to any Party. For purposes of this Termination Agreement, claims include, without limitation, any action, application, arbitration, cause of action, complaint, cost, debt due, demand, determination, enquiry, judgment, cost order and verdict at common law; constituting a delict; in equity; arising under contract; and arising under any statute, regulation or otherwise howsoever. The Holders shall, and shall cause their respective affiliates, agents, and representatives to reasonably cooperate with the Company, at the Company’s expense and to the extent permitted by law, in filing any required federal, state, and local regulatory documents, executing necessary agreements, and delivering any additional required documentation to effectuate the termination of the Transaction Documents and the full and final release of the Security Interests.

3.2	Without limitation to the generality of clause 3.1 -

3.2.1	the Holders waive any respective rights to call an event of default, breach, or other similar event (including, without limitation, an “Event of Default” under the Notes) under the Transaction Documents; and

3.2.2	the Holders waive all penalties or liquidated damages payable under the Transaction Documents with respect to any Events of Default that were waived pursuant to clause 3.2.1 (the "Waived Defaults") which are due as at the Effective Date (if any) and undertake not to pursue any rights and remedies provided to them under the Transaction Documents with respect to any penalties or liquidated damages payable under the Transaction Documents with respect to the Waived Defaults which are due as at the Effective Date (if any).

3.2.3	Notwithstanding anything herein to the contrary, the RRA will remain in full force and effect as it relates to the registration rights of the Holder of the Holder Securities, upon full and complete performance of all obligations of the Company as outlined in this Termination Agreement, all other obligations, terms, conditions and restrictions pursuant to Section 2(i) of the RRA, are hereby terminated, and shall be of no further force and effect.

3.2.4	Investment Purpose & Canadian Securities Laws. Holder is acquiring the Holder Shares and, when issued, the Holder Warrant Shares, for its own account for investment purposes only and without any view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act. Holder further understands that (i) the Company is not a “reporting issuer” (or the equivalent of a reporting issuer) in any province or territory of Canada, and the Holder Shares, and when issued, the Holder Warrant Shares, have not been qualified for distribution by prospectus in Canada, (ii) the Holder Shares, and when issued, the Holder Warrant Shares, may not be offered or sold in Canada except pursuant to a Canadian prospectus or prospectus exemption); (iii) no representation has been made respecting the applicable hold periods imposed by the securities laws in the provinces and territories of Canada (the “Canadian Securities Laws”) or other resale restrictions applicable to the Holder Shares, and when issued, the Holder Warrant Shares, which restrict the ability of the Holder (or any beneficial purchaser for whom it is contracting hereunder) to resell such securities; (iii) it is solely responsible to find out what these restrictions are; (iv) it is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions; and (v) it is aware that it may not be able to resell the Holder Shares, and when issued, the Holder Warrant Shares, which in Canada, except in accordance with limited exemptions under the Canadian Securities Laws . The Holder represents and warrants that it is acquiring the Holder Shares, and when issued, the Holder Warrant Shares, which as principal for its own account with investment intent and not with a view to or for distributing or reselling such Holder Shares, and when issued, the Holder Warrant Shares, which or any part thereof in violation of Canadian Securities Laws, has no present intention of distributing any of such Holder Shares, and when issued, the Holder Warrant Shares, which in violation of Canadian Securities Laws, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Holder Shares, and when issued, the Holder Warrant Shares, which to or for the benefit of person in Canada. Such Holder is acquiring the Holder Shares, and when issued, the Holder Warrant Shares, hereunder in the ordinary course of its business.

4	CONSIDERATION

4.1	In consideration for the waiver and abandonment of the Holder's claims and entitlements, the termination of the Transaction Documents and the release of all Security Interests, as contemplated in this Termination Agreement, the Company agrees to pay the Holders as follows:

4.1.1	Promptly after the signing hereof, the Company shall issue to the Holders or their respective designees an aggregate of 11,325,750 Common Shares ("Holder Shares"), subject to adjustment pursuant to the proposed consolidation of Common Shares to be effected by the Company. An aggregate of 6,742,920 of the Holder Shares shall be issued pursuant to the Company’s obligations under the First Tranche Notes (the “First Tranche Note Shares”) and the remaining 4,582,830 Holder Shares shall be issued pursuant to the Company’s obligations under the Second Tranche Notes (the “Second Tranche Note Shares”). The Second Tranche Note Shares are eligible for resale pursuant to the Registration Statement on Form F-1 filed by the Company with the SEC on October 2, 2024 (File No. 333-282468) and declared effective by the SEC on October 10, 2024. The Second Tranche Note Shares are eligible for resale pursuant to the Registration Statement on Form F-1 (File No. 333-276973) declared effective by the SEC on May 14, 2024.

4.1.2	Promptly after the signing hereof, the Company shall issue to the Holders or their respective designees warrants (the "Holder Warrants”) to purchase 13,674,250 Common Shares (the “Holder Warrant Shares” and together with the Holder Warrants and Holder Shares, the “Holder Securities”), on the following terms:

4.1.2.1	The Holder Warrants shall have an exercise price of $0.0000001; and

4.1.2.2	the Holder Warrants shall be in the form attached to this agreement as Exhibit A.

4.1.3	The Holder Shares and the Holder Warrant Shares shall be deemed to be "Underlying Shares" and "Registrable Securities" under the terms of the RRA.

4.1.4	The release and any subsequent sale, transfer, assignment, or disposition of the the Holder Warrants and the Holder Warrant Shares (collectively, the "Holder Securities"), as outlined in this Termination Agreement, shall be subject to and conditioned upon compliance with all applicable federal, state, and foreign securities laws, rules, and regulations, including, without limitation, those governing the registration, sale, or transfer of securities. The Company and the Holder agree to cooperate in good faith to satisfy any regulatory requirements necessary to permit the lawful release, issuance, and sale of the Holder Securities. Furthermore, the Holder agrees not to sell, transfer, assign, or otherwise dispose of the Holder Securities except in transactions that are exempt from registration under the Securities Act of 1933, as amended, or pursuant to an effective registration statement. Prior to the effective date of the Registration Statement, the Company may place appropriate restrictive legends on the Holder Securities and take other necessary steps to ensure compliance with such securities laws.

5	SAVINGS CLAUSE

Except as expressly stated in this Termination Agreement, all terms, conditions, covenants, and obligations of the Parties under the Transaction Documents are hereby terminated and shall have no further force or effect upon full performance of the obligations outlined herein. In the event of any discrepancy or inconsistency between this Termination Agreement and any of the Transaction Documents, the terms of this Termination Agreement shall govern and prevail. Only those provisions of the Transaction Documents expressly preserved or referenced in this Termination Agreement shall continue in effect, solely to the extent necessary to carry out the terms of this Termination Agreement.

6	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Termination Agreement.

7	SIGNATURE

Signed on behalf of the parties, each signatory hereto warranting that he/she has due authority to do so.

[signature page follows]

IN WITNESS WHEREOF the parties have executed this TERMINATION AGREEMENT as of the date first written above.

PSYENCE BIOMEDICAL LTD.

By:	/s/ Jody Aufrichtig
Name: Jody Aufrichtig
Title: Director

PSYENCE BIOMED II CORP.

By:	/s/ Jody Aufrichtig
Name: Jody Aufrichtig
Title: Director

HARRADEN CIRCLE INVESTORS, LP, as Purchaser

By:	/s/ Frederick V. Fortmiller
Name: Frederick V. Fortmiller
Title: Authorized Signatory

HARRADEN CIRCLE SPECIAL OPPORTUNITIES, LP, as Purchaser

By:	/s/ Frederick V. Fortmiller
Name: Frederick V. Fortmiller
Title: Authorized Signatory

NEWCOURT SPAC SPONSOR LLC

By:
Name:
Title:

EXHIBIT A

Form of Warrant